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EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

        We consent to the use in this registration statement of our report dated March 25, 2004, relating to the financial statements of VendingData Corporation and reference to us under the caption "Experts" in the Prospectus.

PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada
April 28, 2004

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  EXHIBIT 23.2